Exhibit 1
JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of May 17, 2010, is entered into by and among BAM Capital, LLC, a Delaware limited liability company, BAM Management, LLC, a Delaware limited liability company, BAM Offshore Management, LLC, a Delaware limited liability company, AM Investment Partners, LLC, a Delaware limited liability company, AM Investment Partners GP, Ltd., a Cayman Islands exempted company, AM Investment General Partner, LLC, a Delaware limited liability company, BAM Opportunity Fund, L.P., a Delaware limited partnership, BAM Total Return Master Fund, Ltd., a Cayman Islands exempted company, AM Master Fund III, LP, a Cayman Islands exempted company, Ross Berman, an individual, Hal Mintz, an individual, Adam Stern, an individual, and Mark Friedman, an individual (all of the foregoing are collectively referred to herein as the "Filing Entities").

Each of the Filing Entities may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G (and amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Medivation, Inc., a Delaware corporation, beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to file a single statement on Schedule 13G (and any amendments thereto) on behalf of each of the parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filing Entities upon one week's prior written notice or such lesser period of notice as the Filing Entities may mutually agree.

Executed and delivered as of the date first above written.

BAM Opportunity Fund, L.P. By: BAM Capital, LLC its General Partner By: /s/ Ross Berman Name: Ross Berman Title: Managing Member

BAM Total Return Master Fund, Ltd.

By:  BAM Offshore Management, LLC
        its Investment Manager

By: /s/ Ross Berman
Name:  Ross Berman
        Title:   Managing Member

AM Master Fund III, LP

By:  AM Investment General Partner, LLC
        its General Partner

By: /s/ Adam Stern
Name:  Adam Stern
        Title:   Managing Member

BAM Capital, LLC

By: /s/ Ross Berman
       Name:  Ross Berman
       Title:  Managing Member

BAM Management, LLC

By: /s/ Ross Berman
       Name:  Ross Berman
       Title:  Managing Member

BAM Offshore Management, LLC

By: /s/ Ross Berman
       Name:  Ross Berman
       Title:  Managing Member

AM Investment Partners, LLC

By: /s/ Adam Stern
Name:  Adam Stern
        Title:   Managing Member

AM Investment Partners GP, Ltd.

By: /s/ Adam Stern
Name:   Adam Stern
        Title:    Director

AM Investment General Partner, LLC

By: /s/ Adam Stern
Name:  Adam Stern
        Title:   Managing Member

/s/ Ross Berman Ross Berman
/s/ Hal Mintz Hal Mintz /s/ Adam Stern Adam Stern /s/ Mark Friedman Mark Friedman